EXHIBIT 99.5
Index to SemCrude Pipeline, L.L.C. Interim Financial Statements

SEMCRUDE PIPELINE, L.L.C.
Balance Sheets
(In thousands)

	(Unaudited)March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$8	$7,908
Total current assets	8	7,908
Investment in affiliate	234,742	224,095
Total assets	$234,750	$232,003

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Payable to affiliate	$406	$282
Total current liabilities	406	282
Contingencies (Note 4)
Total members' equity	234,344	231,721
Total liabilities and members' equity	$234,750	$232,003
The accompanying notes are an integral part of these unaudited financial statements.

SEMCRUDE PIPELINE, L.L.C.
Statements of Income
(In thousands, unaudited)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Revenues	$—	$—
Earnings from equity method investments	11,080	10,439
Operating income	11,080	10,439
Net income	$11,080	$10,439
The accompanying notes are an integral part of these unaudited financial statements.

SEMCRUDE PIPELINE, L.L.C.
Statements of Changes in Members' Equity
(In thousands, unaudited)

Members' Equity
Balance at December 31, 2012	$138,970
Net income	45,448
Net contributions from members	47,303
Balance at December 31, 2013	231,721
Net income	11,080
Net distributions to members	(8,457)
Balance at March 31, 2014	$234,344
The accompanying notes are an integral part of these unaudited financial statements.

SEMCRUDE PIPELINE, L.L.C.
Statements of Cash Flows
(In thousands, unaudited)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013

Cash flows from operating activities:
Net income	$11,080	$10,439
Adjustments to reconcile net income to net cash
provided by operating activities:
Changes in assets and liabilities:
Increase (decrease) in payables to affiliates	124	—

Net cash provided by operating activities	11,204	10,439

Cash flows from investing activities:
Distributions in excess of equity earnings	2,505	3,353
Investment in affiliate	(13,152)	(23,049)

Net cash used in investing activities	(10,647)	(19,696)

Cash flows from financing activities:
Net contributions from (distributions to) members	(8,457)	9,257

Net cash provided by (used in) financing activities	(8,457)	9,257

Net decrease in cash and cash equivalents	(7,900)	—
Cash and cash equivalents at beginning of period	7,908	—

Cash and cash equivalents at end of period	$8	$—

The accompanying notes are an integral part of these unaudited financial statements.

SEMCRUDE PIPELINE, L.L.C.
Notes to Financial Statements (unaudited)

1.    OVERVIEW
SemCrude Pipeline, L.L.C. (“SCPL”) is a Delaware limited liability company, which is a subsidiary of SemGroup Corporation (“SemGroup”). SemGroup owns one-third of SCPL directly and two-thirds indirectly through its consolidated subsidiary Rose Rock Midstream, L.P. SCPL owns a 51% interest in White Cliffs Pipeline, L.L.C. (“White Cliffs”). SemGroup serves as manager of White Cliffs. White Cliffs owns a 527-mile crude oil pipeline with origination points in Platteville, Colorado and Healy, Kansas and a termination point in Cushing, Oklahoma.
SCPL generates substantially all of its earnings through its investment in White Cliffs. SCPL accounts for its 51% ownership in White Cliffs under the equity method as the other owners have substantive rights to participate in the management of White Cliffs.
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts and disclosures in the financial statements. Although management believes these estimates are reasonable, actual results could differ materially from these estimates. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the results to be expected for the full year ending December 31, 2014.
These financial statements are unaudited. These financial statements include all normal and recurring adjustments that, in the opinion of management, are necessary to present fairly the financial position of SCPL and its results of operations and cash flow. The balance sheet at December 31, 2013, is derived from audited financial statements. Certain reclassifications have been made to conform previously reported balances to the current presentation.
As used in these unaudited financial statements, and unless the context indicates otherwise, the term(s) “we,” “our,” “us” or like terms, refer to SCPL. SemGroup refers to SemGroup Corporation and its subsidiaries, including Rose Rock Midstream, L.P.
2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
INTERCOMPANY ACCOUNTS – We participate in SemGroup’s cash management program. Under this program, cash distributed to SCPL by White Cliffs is transferred to SemGroup on a regular basis; when we use cash for contributions to White Cliffs or for other purposes, SemGroup transfers cash to SCPL to cover the payments. In addition, SemGroup incurs certain expenses on behalf of White Cliffs, which are allocated to SCPL. We pass these costs to White Cliffs. However, as the other members of White Cliffs are not responsible for the payment of these costs, we treat these costs as an equity contribution to White Cliffs.
We record transactions with SemGroup and its other controlled subsidiaries to intercompany accounts. When our intercompany accounts are in a net receivable position, the balance is reported as a reduction to equity on the balance sheet. When our intercompany accounts are in a net payable position, the balance is reported as a current liability on the balance sheet. In the statements of cash flows, we report the net change in the intercompany accounts as a financing cash flow within “net distributions to/contributions from members”. We report the net change in equity associated with these transactions as “net distributions to/contributions from members” in the statements of changes in members' equity.
Our intercompany accounts were in a net payable position of $406 thousand and $282 thousand at March 31, 2014 and December 31, 2013, respectively. We reported these balances as payable to affiliate on the balance sheets.
CONTINGENT LOSSES – We record a liability for a contingent loss when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. We record attorneys’ fees incurred in connection with a contingent loss at the time the fees are incurred. We do not record liabilities for attorneys’ fees that are expected to be incurred in the future.
EQUITY METHOD INVESTMENTS – We account for an investment under the equity method when we have significant influence over, but not control of, the significant operating decisions of the investee. Under the equity method, we record in the statement of income our share of the earnings or losses of the investee, with a corresponding adjustment to the investment balance on our balance sheet. When we receive a distribution from an equity method investee, we record a corresponding reduction to the investment balance. At March 31, 2014, approximately $8.7 million of our investment in White Cliffs represented equity method goodwill.
INCOME TAXES - SCPL is a pass-through entity for federal and state income tax purposes. Our earnings are allocated to our members, who are responsible for any related income taxes. Because of this, no provision for income taxes is reported in the accompanying financial statements.
SUBSEQUENT EVENTS - SCPL has evaluated subsequent events for accrual or disclosure in these financial statements through June 20, 2014, which is the date these financial statements were available to be issued.

SEMCRUDE PIPELINE, L.L.C.
Notes to Financial Statements (unaudited)

3.     INVESTMENT IN NONCONSOLIDATED SUBSIDIARIES
We account for our 51% ownership of White Cliffs under the equity method, as the other members have substantive rights to participate in its management.
In August 2012, the owners of White Cliffs approved an expansion project to construct a 12" pipeline from Platteville, Colorado to Cushing, Oklahoma. The project is expected to cost approximately $300 million, which will be funded by capital calls to owners. Our funding requirement will be 51% of the total cost. We have contributed approximately $110.6 million for project funding up through March 31, 2014, including $12.8 million for the three months ended March 31, 2014, and estimate our expected remaining contributions to be $40.6 million, which will be made in 2014.
Certain summarized income statement information of White Cliffs for the three months ended March 31, 2014 and 2013 is shown below (in thousands):

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Revenue	$33,274	$30,673
Operating, general and administrative expenses	$6,768	$5,179
Depreciation and amortization expense	$4,393	$4,715
Net income	$22,113	$20,779
The equity in earnings of White Cliffs for the three months ended March 31, 2014 and 2013 reported in our statement of income is less than 51% of the net income of White Cliffs for the same period. This is due to certain general and administrative expenses incurred by and allocated from SemGroup, in managing the operations of White Cliffs, which are allocated to SCPL, that the other members are not obligated to share. Such expenses are recorded by White Cliffs, and are allocated to our membership interests. White Cliffs recorded $0.4 million and $0.3 million of such general and administrative expense during the three months ended March 31, 2014 and 2013, respectively.

4.     CONTINGENCIES
We are a party to various other claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these claims, legal actions, and complaints, after consideration of amounts accrued, insurance coverage, and other arrangements, will not have a material adverse effect on our financial position, results of operations or cash flows. However, the outcome of such matters is inherently uncertain, and estimates of our consolidated liabilities may change materially as circumstances develop.

5.     RELATED PARTY TRANSACTIONS
The employees who perform work in support of our affiliate, White Cliffs, are employees of SemGroup, which charges White Cliffs for wage and benefits costs of employees who directly support White Cliffs’ operations.
White Cliffs leases storage capacity from SemGroup and pays SemGroup a fee for management services. White Cliffs paid SemGroup $0.8 million and $0.6 million for such services during the three months ended March 31, 2014 and 2013, respectively. SemGroup incurred $0.9 million of cost for the three months ended March 31, 2014 related to transportation fees for shipments on White Cliffs.
See note 3 for information related to general and administrative cost allocations from SemGroup.